Exhibit 99.1

Equinox Fund Management, LLC & Subsidiaries

Consolidated Statement of Financial Position

December 31, 2009

Contents

Independent Auditor’s Report	1

Consolidated Statements of Financial Condition	2
Notes to Consolidated Statements of Financial Condition	3 - 12

Independent Auditor’s Report

To the Executive Committee

Equinox Fund Management, LLC and Subsidiaries

Denver, Colorado

We have audited the accompanying consolidated statements of financial condition of Equinox Fund Management, LLC and Subsidiaries (the Company) as of December 31, 2009 and 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits of the statements of financial condition provide a reasonable basis for our opinion.

In our opinion, the consolidated statements of financial condition referred to above present fairly, in all material respects, the financial position of Equinox Fund Management, LLC and Subsidiaries as of December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Denver, Colorado

March 22, 2010

Equinox Fund Management, LLC and Subsidiaries

Consolidated Statements of Financial Condition

December 31, 2009 and 2008

	2009	2008
ASSETS

Cash and cash equivalents	$561,100	$7,029,529
Investments in The Frontier Fund	7,448,254	6,179,881
Other investments	190,386	—
Due from The Frontier Fund	3,295,971	2,944,511
Property and equipment, net	181,766	59,449
Prepaids and other assets	527,326	262,959

Total assets	$12,204,803	$16,476,329

LIABILITIES AND MEMBERS’ CAPITAL

LIABILITIES
Deferred service fee revenue	$1,467,648	$2,025,859
Accounts payable	4,464,429	10,320,428
Accrued expenses	990,273	400,401
Due to affiliates	306,892	252,359

Total liabilities	7,229,242	12,999,047

COMMITMENTS AND CONTINGENCIES

MEMBERS’ CAPITAL (Note 5)
Non-controlling interest	121,695	—
Class A Members (accumulated and undeclared distributions of $3,176,350 and $2,465,150, respectively)	2,907,300	3,272,300
Class B Members	2,603,146	2,603,146
Accumulated deficit	(656,580)	(2,398,164)

Total members’ capital	4,975,561	3,477,282

Total liabilities and members’ capital	$12,204,803	$16,476,329

See Notes to Consolidated Statements of Financial Condition.

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statements of Financial Condition

Note 1. Nature of Business and Summary of Significant Accounting Policies

Nature of business: Equinox Fund Management, LLC (the Company) was formed as a Delaware limited liability company on June 25, 2003, to organize and manage various funds, including The Frontier Fund (the Trust), a Delaware Statutory Trust, which consists of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series, Long Only Commodity Series, Frontier Long/Short Commodity Series, Managed Futures Index Series, Frontier Dynamic Series, Frontier Diversified Series, and Frontier Masters Series (collectively, the Series) and Equinox Private Legends Fund.

The Company has three classes of capital investors, as defined in the Operating Agreement of the Company (the Agreement).

“Class A Member” shall mean that entity, as defined in the Agreement, which makes capital contributions to the Company to be invested by the Company directly in the Trust.

“Class B Member” shall mean that entity, as defined in the Agreement, which makes the start-up capital contributions to the Company. Profits and losses will be allocated to this member until start-up capital is recovered.

“Class C Member” shall mean that entity, as defined in the Agreement, issued Class C membership interests in exchange for services rendered.

As of December 31, 2009 and 2008, the only active classes of capital investors are Class A and Class B.

Equinox Distributors, Inc. (EDI), wholly-owned subsidiary of the Company, commenced operations on January 1, 2008 to provide wholesaling support services to the Trust. As of May 11, 2008, Equinox Distributors, Inc.’s’ operations were transferred to an affiliated organization Bornhoft Group Securities Corporation (BGSC).

BGSC is a Colorado corporation formed on February 11, 1988. BGSC conducts business as a broker-dealer in securities. BGSC’s operations consist of marketing limited partnership interests in private commodity pool and investment partnerships for an entity affiliated with the Company. In addition, BGSC deals in mutual funds and insurance related products. The Company consolidates BGSC as a variable interest entity.

The Company began consolidating BGSC (as a variable interest entity) for financial statement presentation effective May 7, 2009. BGSC is an affiliate under common ownership with the Company. A variable interest was created in BGSC during 2009 due to certain transactions with related parties. Financial information of BGSC at December 31, 2009 consisted of assets, liabilities and members’ equity of $789,313, $317,618, and $471,695 respectively.

BGSC operates under the provision of Paragraph (k)(1) of Rule 15c3-3 of the Securities Exchange Act of 1934 and, accordingly is exempt from the remaining provisions of that rule. Essentially, the requirements of Paragraph (k)(6) provide that the BGSC does not hold customer fund or securities or owe money or securities to customers

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statements of Financial Condition

A summary of the Company’s significant accounting policies is as follows:

Basis of Presentation: The consolidated statements of financial condition of the Company included herein have been prepared in accordance with accounting principles generally accepted in the United States (GAAP). Effective September 15, 2009, references to GAAP have changed due to the adoption of Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) 105, Generally Accepted Accounting Principles.

Principles of consolidation: The accompanying consolidated statements of financial condition include the accounts of the Company, EDI and BGSC. All significant intercompany accounts and transactions are eliminated in consolidation.

Use of estimates: The preparation of consolidated statement of financial condition in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated statement of financial condition. Actual results could differ from those estimates.

Cash and cash equivalents: Cash and cash equivalents include highly liquid instruments with original maturities of three months or less at the date of acquisition. The Company maintains deposits with high-quality financial institutions in amounts that are in excess of federally insured limits; however, the Company does not believe it is exposed to any significant credit risk.

Investment transactions and valuation: The Company accounts for its investments under the fair value method of accounting. Transactions are recorded on a trade date basis and the Company recognizes it’s pro rata share of the earnings or losses from each investment as of the end of each calendar quarter. Because the Company’s investments in the Frontier Funds and other investments publish a daily net asset value and the carrying value of the Company’s investments are adjusted accordingly, such investments are at fair value.

Property and equipment: Property and equipment consists, which includes furniture, fixtures, computer equipment, computer software and internally developed computer software. The Company capitalizes qualifying internally developed software costs, which are principally incurred during the application development stage. Property and equipment are recorded at cost and depreciated on the double declining balance method over useful lives ranging from five to seven years. The following outlines property and equipment as of December 31, 2009 and 2008:

	2009	2008
Property and equipment:
Furniture, fixtures and equipment	$96,996	$96,996
Computer software	95,793	64,734
Internally developed software	118,395	—

	311,184	161,730
Less: Accumulated depeciation	(129,418)	(102,281)

	$181,766	$59,449

When long-lived assets are retired or disposed, the costs and accumulated depreciation are eliminated and the resulting profit or loss is recognized in income. Maintenance and repair costs are charged to expense as incurred.

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statements of Financial Condition

Impairment of long-lived assets: The Company reviews long-lived assets, consisting of property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability is determined based on future undiscounted cash flows from the use and ultimate disposition of the asset. Impairment loss is calculated as the difference between the carrying amount of the asset and its fair value. No impairment losses have been identified or recorded during the years ending December 31, 2009 and 2008, respectively.

Income taxes: The Company’s income and losses are included in the income tax returns of its members. Accordingly, the financial statements contain no provision for payment or refund of federal or state income taxes.

FASB provides guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense and liability in the current year. For the year ended December 31, 2009 management has determined that there are no material uncertain income tax positions.

Fair value of financial instruments: Substantially all of the Company’s assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of investments in the Trust, receivables and prepaid expenses which are carried at contracted amounts that approximate fair value. Similarly, the Company’s liabilities consist of short term liabilities recorded at contracted amounts that approximate fair value.

Deferred service fee revenues: The Company receives each month an amount from the Trust equal to twelve months of service fees calculated upon new Class 1 investments in the Trust. The service fees are earned ratably over the year, and the unearned portion is recorded as deferred service fee revenues (see Note 4).

Recently Issued Accounting Pronouncements: In June 2009, the FASB issued ASC 860, Transfers and Servicing (ASC 860) formerly recognized as SFAS No. 166, Accounting for Transfers of Financial Assets. ASC 860 requires more information about transfers of financial assets and where companies have continuing exposure to the risk related to transferred financial assets. ASC 860 eliminates the concept of a qualifying special purpose entity, changes the requirements for recognizing financial assets and requires additional disclosure. This Statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The recognition and measurement provisions of this Statement shall be applied to transfers that occur on or after the effective date. The Company is currently assessing the impact of the adoption of ASC 860 on the Company’s consolidated statements of financial condition.

In June 2009, the FASB issued ASC 810, Consolidation (ASC 810) formerly recognized as SFAS No. 167, Amendments to FASB Interpretation No. 46(R). The provisions of ASC 810 amends certain requirements of ASC 450, Contingencies (ASC 450) formerly recognized as FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. This Statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15,

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statements of Financial Condition

2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company is currently assessing the impact of the adoption of ASC 810 on the Company’s consolidated statements of financial condition.

Note 2. Fair Value Measurements

The Company uses the following hierarchy in determining fair value measurements for applicable assets and liabilities.

Level 1 Inputs

Unadjusted quoted prices in active markets for identical financial assets that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs

Inputs other than quoted prices included in Level 1 that are observable for the financial asset, either directly or indirectly. These might include quoted prices for similar financial assets in active markets, quoted prices for identical or similar financial assets in markets that are not active, inputs other than quoted prices that are observable for the financial asset or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs

Unobservable inputs for determining the fair value of financial assets that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the financial asset.

The Company’s investments in The Frontier Fund (see Note 3) are reported at fair value using Level 1 inputs based upon the published daily net asset value of the Trust’s separate Series. As of December 31, 2009, the Company’s other investments are reported at fair value using Level 1 inputs. Other investments consist of seed investments in a private fund and mutual fund in the amounts of $90,386 and $100,000, respectively. The Company did not have any other investments as of December 31, 2008.

Note 3. Investments in The Frontier Fund

The Company is required under its registration statement to maintain an investment in the Trust equal to or greater than 1% of the aggregate of the Trust’s Series’ capital. The Company’s investment is in unregistered capital units. The Company’s investment may be in only one Series, or divided into various Series in any proportion, at the Company’s discretion. The Company has agreed with several state regulatory authorities that it will also maintain a 1% interest in the capital of Long Only Commodity Series, Frontier Long/Short Commodity Series and Managed Futures Index Series, as well as the aggregate capital of Balanced Series Classes 1a and 2a. Investments in the Series of the Trust at December 31, 2009 and 2008 are presented below:

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statements of Financial Condition

		Information of the Investee Series of The Frontier Fund as of and for the Year Ended December 31, 2009
Series	Investment Value as of December 31, 2009	Assets	Liabilities	Total Owners’ Capital	Non-Controlling Interest	Total Owner’s Capital net of Non-Controlling Interest	Equinox % of Ownership	Results of Operations

Balanced Series	$3,842,697	$407,656,964	$2,722,268	$404,934,696	$27,918,797	$377,015,899	1.02%	$(19,150,902)
Winton Series	455,282	58,778,262	376,083	58,402,179	—	58,402,179	0.78%	(6,685,179)
Campbell/Graham/Tiverton Series	125,510	79,864,025	501,665	79,362,360	—	79,362,360	0.16%	(4,151,058)
Currency Series	574,384	22,527,333	12,319,205	10,208,128	—	10,208,128	5.63%	(2,572,376)
Winton/Graham Series	54,990	68,237,504	203,046	68,034,458	7,343,585	60,690,873	0.09%	(2,795,125)
Long Only Commodity Series	133,513	4,680,691	14,366	4,666,325	—	4,666,325	2.86%	793,182
Frontier Long/Short Commodity Series	1,145,421	69,635,857	1,068,726	68,567,131	(286,801)	68,853,932	1.66%	8,527,351
Managed Futures Index Series	259,205	3,799,854	26,645	3,773,209	—	3,773,209	6.87%	(562,279)
Frontier Diversified Series	570,411	68,990,618	12,674,499	56,316,119	—	56,316,119	1.01%	(1,306,916)
Frontier Dynamic Series	50,512	28,606,956	27,710,039	896,917	—	896,917	5.63%	(36,652)
Frontier Masters Series	236,329	43,734,039	20,446,852	23,287,187	—	23,287,187	1.01%	(906,943)

	$7,448,254	$856,512,103	$78,063,394	$778,448,709	$34,975,581	$743,473,128	1.0018%	$(28,846,897)

		Information of the Investee Series of The Frontier Fund as of and for the Year Ended December 31, 2008
Series	Investment Value as of December 31, 2008	Assets	Liabilities	Total Owners’ Capital	Non-Controlling Interest	Total Owner’s Capital net of Non-Controlling Interest	Equinox % of Ownership	Results of Operations

Balanced Series	$3,732,732	$347,440,077	$4,426,991	$343,013,086	$9,330,079	$333,683,007	1.12%	$60,158,339
Winton Series	279,239	85,496,323	113,652	85,382,671	11,355,645	74,027,026	0.38%	8,454,614
Campbell/Graham/Tiverton Series	302,878	81,004,444	848,288	80,156,156	2,391,227	77,764,929	0.39%	12,752,188
Currency Series	687,357	29,828,596	14,981,811	14,846,785	—	14,846,785	4.63%	(791,145)
Winton/Graham Series	56,315	51,029,789	834,560	50,195,229	—	50,195,229	0.11%	4,384,500
Long Only Commodity Series	110,092	5,037,278	994,805	4,042,473	—	4,042,473	2.72%	(2,697,532)
Long/Short Commodity Series	933,709	74,686,379	6,829,928	67,856,451	—	67,856,451	1.38%	(2,336,474)
Managed Futures Index Series	77,559	3,442,690	39,639	3,403,051	—	3,403,051	2.28%	667,802

	$6,179,881	$677,965,576	$29,069,674	$648,895,902	$23,076,951	$625,818,951	0.99%	$80,592,292

The Company is the Trust’s Managing Owner, as defined in the Agreement. The Company is not required to consolidate the financial statements of the Trust, as the Trust’s non-managing owners have kick-out rights. As defined in the Agreement, the non-managing owners’ have substantive kick-out rights based upon a simple majority vote.

Note 4. Related Party Transactions

The Company invested or withdrew funds from the Trust during the years ending December 31, 2009 and 2008, as presented below:

	2009	2008
Investments/withdrawals:
Aggregate investments	$1,815,000	$977,000
Aggregate withdrawals	441,386	517,000

Management fees: Each Series of the Trust, except Frontier Dynamic Series, pays to the Company a monthly management fee equal to a certain percentage of such Series’ assets, calculated on a daily basis. The annual rate of the management fee is 0.5% for the Balanced Series, ..75% for the Frontier Diversified Series, 2.0% for the Frontier Masters Series and Frontier Long/Short Commodity Series Classes 1a, 2a and 3a, 2.5% for the Campbell/Graham/Tiverton Series and Winton/Graham Series, 2.0% for the Winton Series, Currency Series, Long Only Commodity Series and Managed Futures Index Series, and 3.5% for the Frontier Long/Short Commodity Series Classes 1, 2, and 3.

Trading fees: Each Series pays to the Company a monthly trading equal to a certain percentage of such Series’ assets, calculated on a daily basis. The annual rate of the trading fee is 0.75% for the Balanced Series,

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statements of Financial Condition

Campbell/Graham/Tiverton Series, Winton/Graham Series, Winton Series, Currency Series, Long Only Commodity Series, Managed Futures Index Series, and Long/Short Commodity Series Classes 1, 2, and 3. The annual rate of the trading fee is 2.25% for the Frontier Diversified Series, Frontier Dynamic Series, Frontier Masters Series, and Frontier Long/Short Commodity Series Classes 1a, 2a, and 3a.

Incentive fees: In addition, each Series pays the Company an incentive fee equal to a certain percentage of new net trading profits generated by such Series, monthly or quarterly. Because the Balanced Series, Currency Series, Campbell/Graham/Tiverton Series, Winton/Graham Series, and Frontier Long/Short Commodity Series employ multiple trading advisors, these Series pay the Company a monthly incentive fee calculated on a trading advisor by trading advisor basis. The incentive fee is 25% for the Balanced and Frontier Diversified Series and 20% for the Winton, Currency, Campbell/Graham/Tiverton, Winton/Graham, Masters, and Frontier Long/Short Commodity Series (all classes). There is no incentive fee for the Long Only Commodity Series or Managed Futures Index Series. The Company pays all or a portion of such incentive fees to the trading advisor(s) for such Series. Incentive fees calculated upon the trading results of some of the trading advisors are based upon a quarterly accrual, whereby amounts accrued in the first two months of a quarter may be returned in the final month as a result of negative performance.

Interest fees: Up to two percentage points (annualized) of aggregate return of interest income of Balanced Series Classes 1, 2, and 3, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, and Winton/Graham Series, from all sources, including assets held at clearing brokers, is paid to the Company. Up to 20% of the aggregate interest of Balanced Series Classes 1a, 2a, and 3a, Long Only Commodity Series, Frontier Long/Short Commodity Series (all classes), Managed Futures Index Series, Frontier Diversified Series, Frontier Dynamic Series, and Frontier Masters Series is paid to the Company.

Service fees: With respect to Class 1 of each Series, the Series pays monthly to the Company a service fee at an annualized rate of up to 3.0%, which the Company pays to selling agents of the Trust. The initial service fee (for the first 12 months) relating to a sale of the Units is prepaid to the Company by each Series, and paid to the selling agents by the Company in the month following sale. The Company records the prepaid service fees received from the Series as deferred service fee revenue, and recognizes the revenue over the initial service fee period of twelve months. Since the Company is prepaying the initial service fee for the first year and is being reimbursed therefore by the Series monthly in arrears based upon a corresponding percentage of net asset value, it bears the risk and the upside potential of any difference between the amount of the initial service fee prepaid and the amount of the reimbursement thereof as a result of variations in net asset value. With respect to Class 2 of each Series, the Series pays monthly to the Company a service fee at an annualized rate of up to 0.25%, which the Company pays to the selling agents of the Trust. With respect to Class 1 and 2 of each Series, the Series pays monthly to the Company a custodial and due diligence fee at an annualized rate of up to 0.12%, which the Company pays to the selling agent of the Trust.

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statements of Financial Condition

Amounts due from (to) The Frontier Fund, as described above, at December 31, 2009 and 2008 are presented below:

	2009	2008

Fee type:
Management fees	$602,251	$98,861
Incentive fees	1,717,333	2,393,652
Interest fees	288,186	115,090
Initial service fees	67,507	97,497
Trailing service fees	324,950	170,952
Class 2 Broker Service Fees	6,391	—
Prepaid service fee adjustment	(4,918)	18,676
Trading fees	294,271	49,783

Total	$3,295,971	$2,944,511

The Bornhoft Group Corporation, an affiliate of the Company, provides services to the Company in connection with the daily valuation of each Series and class of the Trust. For these services the Company pays The Bornhoft Group Corporation a fee of 0.25% (annualized) of the net asset value of the Trust, calculated daily. Additionally, The Bornhoft Group Corporation provides office space to the Company, prorates office expenses, and advances certain direct expenses on behalf of the Company. As of December 31, 2009 and 2008, amounts due to The Bornhoft Group Corporation were $10,404 and $13,914, respectively, and are included in due to affiliates on the consolidated statements of financial condition.

The Company pays to Solon Capital LLC, an affiliate, a monthly fee of 0.45% (annualized) of the net asset value of the Trust, calculated daily, for services in connection with product development and marketing services. As of December 31, 2009 and 2008, amounts due to Solon Capital were $296,488 and $231,906, respectively, and are included in due to affiliates on the consolidated statements of financial condition.

The Trust, an affiliate of the Company, pays fees, as described above, to the Company for management and operations of the Trust, as Managing Owner. Additionally, the Trust pays fees to the Company due to third parties related to commodity trading advisor fees and broker/dealer fees that are disbursed by the Company. As of December 31, 2009 and 2008, there were no amounts due to the Trust resulting from an advance of subsequent month fees.

Note 5. Members’ Capital

Capital contributions among the three Classes (see Note 1) shall be treated in accordance with the provisions of Section 3 “Capital Contribution Capital Accounts” of the Agreement. Distributions of capital and profits of the Company shall be treated in accordance with the provisions of Section 4 “Distributions: Allocation of Profits and Losses” of the Agreement, which provides priority of distribution of available cash as follows:

a.	“Class A Minimum Return Threshold” as defined in the Agreement.

b.	Return of Class B Member capital.

c.	Profits to Class B and C Members.

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statements of Financial Condition

Class A Minimum Return Threshold is an amount equal to a simple, non-compounded return of twenty percent (20%) per calendar year (prorated for any partial calendar year) on the Class A Member’s Capital Account Balance reduced by an amount equal to the distributions made to the Class A Member during such calendar year. The total Class A Minimum Return Threshold distributions that were accumulated and undeclared as of December 31, 2009 and 2008 were $3,176,350 and $2,465,150, respectively.

Distributions of Capital or profits may only be made upon authorization by the Management Committee, which may only be granted under the Agreement after maintenance of funds necessary to meet regulatory requirements (the Company’s required 1% investment in the Trust (see Note 3) and minimum Total Members’ Capital), working capital requirements, and Reserves as defined in the Agreement.

A Put Option is provided in the Agreement for the Class A Member to cause the Company to purchase all or part of the Class A Membership Interest, subject to terms and conditions including the Company’s requirement of maintenance of necessary funds described above.

In 2003, the Company was initially capitalized by Plimpton Capital with $1,756,000 of Class A Member Capital and $1,026,000 of Class B Member Capital. On September 23, 2004, Plimpton Capital, LLC invested an additional $3,250,000 in Class A and $1,250,000 in Class B. On October 6, 2004, Plimpton Capital invested an additional $452,146 in Class B, and on October 7, 2004, another $250,000 in Class B. There was a reallocation of $375,000 of Class B Member Capital to Class A Member Capital during the year ended December 31, 2007. There were no additional capital contributions to any class during the years ended December 31, 2009 and 2008, respectively.

The Company made distributions of $82,700 to Class B Members during the year ended December 31, 2007. The Company reclassified the $82,700 distribution for 2007 from Class B Members to Class A Members under the “Class A Minimum Return Threshold” provision, as defined in the Agreement, in 2008. The Company made distributions of $365,000 and $2,026,000 to Class A Members under the Class A Minimum Return Threshold provision during the years ended December 31, 2009 and 2008, respectively.

Note 6. Trading Activities and Related Risks

The Company, through its investments in the Trust, engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, total return swaps and forward contracts (collectively, derivatives). These derivatives include both financial and non-financial contracts held as part of a diversified trading strategy. The Company is exposed to both: market risk, the risk arising from changes in the market value of the derivatives, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts requires margin deposits with Futures Commission Merchants (FCMs). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statements of Financial Condition

Certain series of the Trust enter into total return commodity swap contracts that require margin deposits with the counterparties of 10% to 100% of the notional trading level of such contracts. Additional deposits may be necessary for any loss on contract value. In the event of counterparty insolvency, it is possible that the recovered amount could be less than the total of cash and other property deposited, or none. Certan Series of the Trust seek to mitigate this risk by engaging in swap transactions with counterparties which the Company, as Managing Owner of the Trust, has determined to have substantial assets and international reputation.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Company is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. The Company is exposed to market risk equal to the notional trading value of the swap transactions in which it engages. As both a buyer and seller of options, the Company pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Company to potentially unlimited liability; for purchased options, the risk of loss is limited to the premiums paid.

In addition to market risk, in entering into commodity interest contracts there is a credit risk that the counterparty will not be able to meet its obligations to the Company. The counterparty for futures and options on futures contracts traded in the United States on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

Note 7. Indemnifications

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

Note 8. Net Capital Requirements

BGSC, is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital and requires the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. SEC Rule 15c3-1 also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital would exceed 10 to 1. As of December 31, 2009, BGSC had net capital and net capital requirements of $120,422 and $21,175, respectively. BGSC’s capital ratio (aggregate indebtedness to net capital) was 2.64 to 1.

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statements of Financial Condition

Note 9. Subsequent Events

The Company has evaluated the needs to disclose events subsequent to the December 31, 2009 consolidated statement of financial condition through the date such statements were issued, March 22, 2010. The Company has the following items to report:

Beginning on January 6, 2010, the Company is the trading manager of MutualHedge Frontier Legends Fund under the Northern Lights Fund Trust. MutualHedge Frontier Legends Fund is a portfolio of actively managed CTA programs in the structure of a mutual fund.